                       TRANSFER AGENCY SERVICES AGREEMENT


     THIS AGREEMENT is made as of March 11, 1996 by and between PNC BANK, NATIONAL ASSOCIATION ("PNC Bank"), and FOREIGN FUND, INC., a Maryland corporation (the "Fund").

                              W I T N E S S E T H:

     WHEREAS, the Fund is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

     WHEREAS, the Fund issues its shares in Index Series; and

     WHEREAS, the Fund wishes to retain PNC Bank to serve as transfer agent, registrar, dividend disbursing agent and shareholder servicing agent to its index series listed on Exhibit A attached hereto and made a part hereof, as such Exhibit A may be amended from time to time (each, an "Index Series"), and PNC Bank wishes to furnish such services.

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

     1.   DEFINITIONS, AS USED IN THIS AGREEMENT:

          (a)  "1933 ACT" means the Securities Act of 1933, as amended.

          (b)  "1934 ACT" means the Securities Exchange Act of 1934, as amended.

          (c) "AUTHORIZED PERSON" means any officer of the Fund and any other person duly authorized by the Fund's Board of Directors to give Oral Instructions and Written Instructions on behalf of the Fund and listed on the Authorized Persons Appendix attached hereto and made a part hereof or any amendment thereto as may be received by PNC Bank. An Authorized Person's scope of authority may be limited by the Fund by setting forth such limitation in the Authorized Persons Appendix.

          (d)  "CEA" means the Commodities Exchange Act, as amended.

          (e) "ORAL INSTRUCTIONS" mean oral instructions received by PNC Bank from an Authorized Person or from a person reasonably believed by PNC Bank to be an Authorized Person.

          (f)  "SEC" means the Securities and Exchange Commission.

          (g) "SECURITIES LAWS" mean the 1933 Act, the 1934 Act, the 1940 Act and the CEA.

          (h) "SHARES" mean the shares of beneficial interest of any series or class of the Fund.

          (i) "WRITTEN INSTRUCTIONS" mean written instructions signed by an Authorized Person and received by PNC Bank. The

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instructions may be delivered by hand, mail, tested telegram, cable, telex or facsimile sending device.

     2. APPOINTMENT. The Fund hereby appoints PNC Bank to serve as transfer agent, registrar, dividend disbursing agent and shareholder servicing agent to the Fund in accordance with the terms set forth in this Agreement. PNC Bank accepts such appointment and agrees to furnish such services.

     3. DELIVERY OF DOCUMENTS. The Fund has provided or, where applicable, will provide PNC Bank with the following:

               (a) Certified or authenticated copies of the resolutions of the Fund's Board of Directors, approving the appointment of PNC Bank or its affiliates to provide services to the Fund and approving this Agreement;

               (b) A copy of the Fund's most recent effective registration statement;

               (c) A copy of the advisory agreement with respect to the Fund;

               (d) A copy of the distribution agreement with respect to each class of Shares of the Fund;

               (e) Copies of any shareholder servicing agreements made in respect of the Fund; and

               (f) Copies (certified or authenticated where applicable) of any and all amendments or supplements to the foregoing.

     4. COMPLIANCE WITH RULES AND REGULATIONS. PNC Bank undertakes to comply with all applicable requirements of the

Securities Laws, and any laws, rules and regulations of governmental authorities having jurisdiction with respect to the duties to be performed by PNC Bank hereunder. Except as specifically set forth herein, PNC Bank assumes no responsibility for such compliance by the Fund.

     5.   INSTRUCTIONS.

          (a) Unless otherwise provided in this Agreement, PNC Bank shall act only upon Oral Instructions and Written Instructions.

          (b) PNC Bank shall be entitled to rely upon any Oral Instructions and Written Instructions it receives from an Authorized Person (or from a person reasonably believed by PNC Bank to be an Authorized Person) pursuant to this Agreement. PNC Bank may assume that any Oral Instruction or Written Instruction received hereunder is not in any way inconsistent with the provisions of organizational documents or this Agreement or of any vote, resolution or proceeding of the Fund's Board of Directors or of the Fund's shareholders, unless and until PNC Bank receives Written Instructions to the contrary.

          (c) The Fund agrees to forward to PNC Bank Written Instructions confirming Oral Instructions so that PNC Bank receives the Written Instructions within a reasonable period of time. The fact that such confirming Written Instructions are not received by PNC Bank shall in no way invalidate the transactions or enforceability of the transactions authorized by the Oral Instructions. Where Oral Instructions or Written Instructions reasonably appear to have been received from an Authorized Person, PNC Bank shall incur no liability to the Fund in acting upon such Oral Instructions or Written Instructions provided that PNC Bank's actions comply with such Oral Instructions or Written Instructions and the other provisions of this Agreement.

     6.   RIGHT TO RECEIVE ADVICE.

          (a) ADVICE OF THE FUND. If PNC Bank is in doubt as to any action it should or should not take, PNC Bank may request directions or advice, including Oral Instructions or Written Instructions, from the Fund.

          (b) ADVICE OF COUNSEL. If PNC Bank shall be in doubt as to any question of law pertaining to any action it should or should not take, PNC Bank may request advice at its own cost from such counsel of its own choosing (who may be counsel for the Fund, the Fund's investment adviser or PNC Bank, at the option of PNC Bank).

          (c) CONFLICTING ADVICE. In the event of a conflict between directions, advice, Oral Instructions or Written Instructions PNC Bank receives from the Fund, and the advice it receives from counsel, PNC Bank may rely upon and follow the advice of counsel. In the event PNC Bank so relies on the advice of counsel, PNC Bank remains liable for any action or omission on the part of PNC Bank which constitutes willful misfeasance, bad faith, negligence or reckless disregard by PNC Bank of any duties, obligations or responsibilities set forth in this Agreement.

          (d) PROTECTION OF PNC Bank. PNC Bank shall be protected in any action it takes or does not take in reliance upon directions, advice, Oral Instructions or Written Instructions it receives from the Fund or from counsel and which PNC Bank believes, in good faith, to be consistent with those directions, advice, Oral Instructions or Written Instructions subject to the limitations set forth in paragraph 6(c). Nothing in this section shall be construed so as to impose an obligation upon PNC Bank (i) to seek such directions, advice, Oral Instructions or Written Instructions, or (ii) to act in accordance with such directions, advice, Oral Instructions or Written Instructions unless, under the terms of other provisions of this Agreement, the same is a condition of PNC Bank's properly taking or not taking such action. Nothing in this subsection shall excuse PNC Bank when an action or omission on the part of PNC Bank constitutes willful misfeasance, bad faith, negligence or reckless disregard by PNC Bank of any duties, obligations or responsibilities set forth in this Agreement.

     7. RECORDS; VISITS. The books and records pertaining to the Fund which are in the possession or under the control of PNC Bank shall be the property of the Fund. Such books and records shall be prepared and maintained as required by the 1940 Act and other applicable securities laws, rules and regulations. The Fund and Authorized Persons shall have access to such books and records at all times during PNC Bank's normal business hours. Upon the reasonable request of the Fund, copies of any such books and records shall be provided by PNC Bank to the Fund or to an Authorized Person, at the Fund's expense.

     8. CONFIDENTIALITY. PNC Bank agrees on its own behalf and that of its employees to keep confidential all records of the Fund and information relating to the Fund and its shareholders (past, present and future), unless the release of such records or information is otherwise consented to, in writing, by the Fund. The Fund agrees that such consent shall not be unreasonably withheld and may not be withheld where PNC Bank may be exposed to civil or criminal contempt proceedings or when required to divulge such information or records to duly constituted authorities.

     9. COOPERATION WITH ACCOUNTANTS. PNC Bank shall cooperate with the Fund's independent public accountants and shall take all reasonable actions in the performance of its obligations under this Agreement to ensure that the necessary information is made available to such accountants for the expression of their opinion, as required by the Fund.

     10. DISASTER RECOVERY. PNC Bank shall enter into and shall maintain in effect with appropriate parties one or more agreements making reasonable provisions for emergency use of electronic data processing equipment to the extent appropriate equipment is available. In the event of equipment failure, PNC Bank shall, at no additional expense to the Fund, take reasonable steps to minimize service interruptions. PNC Bank shall have no liability with respect to the loss of data or service interruptions caused by equipment failure, provided such loss or interruption is not caused by PNC Bank's own willful misfeasance, bad faith, negligence or reckless disregard of its duties or obligations under this Agreement.

     11. COMPENSATION. As compensation for services rendered by PNC Bank during the term of this Agreement, the Fund will pay to PNC Bank a fee or fees as may be agreed to from time to time in writing by the Fund and PNC Bank.

     12. INDEMNIFICATION. The Fund agrees to indemnify and hold harmless PNC Bank and its affiliates from all taxes, charges, expenses, assessments, claims and liabilities (including, without limitation, liabilities arising under the Securities Laws and any state and foreign securities and blue sky laws, and amendments thereto), and expenses, including (without limitation) attorneys' fees and disbursements, arising directly or indirectly from any action or omission to act which PNC Bank takes (i) at the request or on the direction of or in reliance on the advice of the Fund or (ii) upon Oral Instructions or Written Instructions. Neither PNC Bank, nor any of its affiliates, shall be indemnified against any liability (or any expenses incident to such liability) arising out of PNC Bank's or its affiliates' own willful misfeasance, bad faith, negligence or reckless disregard of its duties and obligations under this Agreement.

     13.  RESPONSIBILITY OF PNC BANK.

          (a) PNC Bank shall be under no duty to take any action on behalf of the Fund except as specifically set forth herein or as may be specifically agreed to by PNC Bank in writing. PNC Bank shall be obligated to exercise care and diligence in the performance of its duties hereunder, to act in good faith and to use its best efforts, within reasonable limits, in performing services provided for under this Agreement. PNC Bank shall be liable for any damages arising out of PNC Bank's failure to perform its duties under this Agreement to the extent such damages arise out of PNC Bank's willful misfeasance, bad faith, negligence or reckless disregard of such duties.

          (b) Without limiting the generality of the foregoing or of any other provision of this Agreement, (i) PNC Bank, shall not be liable for losses beyond its control, provided that PNC Bank has acted in accordance with the standard of care set forth above; and (ii) PNC Bank shall not be under any duty or obligation to inquire into and shall not be liable for (i) the validity or invalidity or authority or lack thereof of any Oral Instruction, Written Instruction, notice or other instrument which conforms to the applicable requirements of this Agreement, and which PNC Bank reasonably believes to be genuine; or (ii) subject to Section 10, delays or errors or loss of data occurring by reason of circumstances beyond PNC Bank's control, including acts of civil or military authority, national emergencies, labor difficulties, fire, flood, catastrophe, acts of God, insurrection, war, riots or failure of the mails, transportation, communication or power supply.

          (c) Notwithstanding anything in this Agreement to the contrary, neither PNC Bank nor its affiliates shall be liable to the Fund for any consequential, special or indirect losses or damages which the Fund may incur or suffer by or as a consequence of PNC Bank's or its affiliates' performance of the services provided hereunder, whether or not the likelihood of such losses or damages was known by PNC Bank or its affiliates.

     14.  DESCRIPTION OF SERVICES.

          (a)  SERVICES PROVIDED ON AN ONGOING BASIS, IF APPLICABLE.

               (i)  Maintain proper shareholder registrations;

              (ii)  Direct payment processing of checks or wires;

             (iii) Prepare and certify stockholder lists in conjunction with proxy solicitations;

              (iv)  Countersign share certificates;

               (v)  Prepare and mail to shareholders confirmation of activity;

              (vi) Provide periodic shareholder lists and statistics to the clients;

             (vii)  Provide detailed data for underwriter/broker confirmations;

            (viii) Prepare periodic mailing of year-end tax and statement information;

             (ix) Notify on a timely basis the investment adviser, accounting agent, and custodian of fund activity; and

          (b) SERVICES PROVIDED BY PNC BANK UNDER ORAL INSTRUCTIONS OR WRITTEN INSTRUCTIONS.

              (i)   Accept and post daily Fund purchases and redemptions;

             (ii)   Accept, post and perform shareholder transfers;

            (iii)   Pay dividends and other distributions;

             (iv)   Solicit and tabulate proxies; and


              (v) Issue and cancel certificates (when requested in writing by the shareholder).

          (c) PURCHASE OF SHARES. PNC Bank shall issue and credit an account of an investor, in the manner described in the Fund's prospectus, once it receives:

              (i)   A purchase order;

             (ii)   Proper information to establish a shareholder account; and

            (iii) Confirmation of receipt or crediting of securities and funds for such order to the Fund's custodian.

          (d) REDEMPTION OF SHARES. PNC Bank shall redeem Shares only if that function is properly authorized by the certificate of incorporation or resolution of the Fund's Board of Directors. Shares shall be redeemed and payment therefor shall be made in accordance with the Fund's prospectus and statement of additional information when the recordholder tenders a redemption request in "proper form" as described in the Fund's prospectus and statement of additional information.

          (e) DIVIDENDS AND DISTRIBUTIONS. Upon receipt of a resolution of the Fund's Board of Directors authorizing the declaration and payment of dividends and distributions, PNC Bank shall pay such dividends and distributions in cash, as provided for in the Fund's prospectus and statement of additional information. Such payment, as well as payments upon redemption as described above, shall be made after deduction and payment of the required amount of funds to be withheld in accordance with any applicable tax laws or other laws, rules or regulations. PNC Bank shall mail to the Fund's shareholders such tax forms and other information, or permissible substitute notice, relating to dividends and distributions paid by the Fund as are required to be filed and mailed by applicable law, rule or regulation. PNC Bank shall prepare, maintain and file with the IRS and other appropriate taxing authorities reports relating to all dividends above a stipulated amount paid by the Fund to its shareholders as required by tax or other law, rule or regulation.

          (f) COMMUNICATIONS TO SHAREHOLDERS. Upon timely Written Instructions, PNC Bank shall mail all communications by the Fund to its shareholders, including:

              (i)   Reports to shareholders;

             (ii)   Confirmations of purchases and sales of Fund shares;

            (iii)   Monthly or quarterly statements;

             (iv)   Dividend and distribution notices;

              (v)   Proxy material; and

             (vi)   Tax form information.

          In addition, PNC Bank will receive and tabulate the proxy cards for the meetings of the Fund's shareholders.

          (g) RECORDS. PNC Bank shall maintain records of the accounts for each shareholder showing the following information:

              (i) Name, address and United States Tax Identification or Social Security number;

             (ii) Number and class of Shares held and number and class of Shares for which certificates, if any, have been issued, including certificate numbers and denominations;

            (iii) Historical information regarding the account of each shareholder, including dividends and distributions paid and the date and price for all transactions on a shareholder's account;

             (iv) Any stop or restraining order placed against a shareholder's account;

              (v) Any correspondence relating to the current maintenance of a shareholders' account;

             (vi)   Information with respect to withholdings; and

            (vii) Any information required in order for the transfer agent to perform any calculations contemplated or required by this Agreement.


          (h) LOST OR STOLEN CERTIFICATES. PNC Bank shall place a stop notice against any certificate reported to be lost or stolen and comply with all applicable federal regulatory requirements for reporting such loss or alleged misappropriation. A new certificate shall be registered and issued only upon:

              (i) The shareholder's pledge of a lost instrument bond or such other appropriate indemnity bond issued by a surety company approved by PNC Bank; and

             (ii) Completion of a release and indemnification agreement signed by the shareholder to protect PNC Bank and its affiliates.


          (i) SHAREHOLDER INSPECTION OF STOCK RECORDS. Upon a request from any Fund shareholder to inspect stock records, PNC Bank will notify the Fund and the Fund will issue instructions granting or denying each such request. Unless PNC Bank has acted contrary to the Fund's instructions, the Fund agrees and does hereby, release PNC Bank from any liability for refusal of permission for a particular shareholder to inspect the Fund's stock records.

     15. DURATION AND TERMINATION. This Agreement shall continue until terminated by the Fund or by PNC Bank on sixty (60) days' prior written notice to the other party. However, this Agreement shall terminate immediately with respect to any Index Series the shares of which are no longer trading.

     16. NOTICES. All notices and other communications, including Written Instructions, shall be in writing or by confirming telegram, cable, telex or facsimile sending device. Notices shall be addressed
(a) if to PNC Bank, at 400 Bellevue Parkway, Wilmington, Delaware 19809; (b) if to the Fund, at C/O Mr. Nathan Most, P.O. Box 193, Burlingame, California 94011-0193; or (c) if to neither of the foregoing, at such other address as shall have been given by like notice to the sender of any such notice or other communication by the other party. If notice is sent by confirming telegram, cable, telex or facsimile sending device, it shall be deemed to have been given immediately. If notice is sent by first-class mail, it shall be deemed to have been given three days after it has been mailed. If notice is sent by messenger, it shall be deemed to have been given on the day it is delivered.


     17. AMENDMENTS. This Agreement, or any term thereof, may be changed or waived only by written amendment, signed by the party against whom enforcement of such change or waiver is sought.

     18. DELEGATION; ASSIGNMENT. PNC Bank may not assign its rights and delegate its duties hereunder to any wholly-owned direct or indirect subsidiary of PNC Bank, National Association or PNC Bank Corp. without prior notice to and consent of the Fund, which consent shall not be unreasonably withheld, and provided further that (i) the delegate (or assignee) agrees with PNC Bank and the

Fund to comply with all relevant provisions of the 1940 Act; and (ii) PNC Bank and such delegate (or assignee) promptly provide such information as the Fund may request, and respond to such questions as the Fund may ask, relative to the delegation (or assignment), including (without limitation) the capabilities of the delegate (or assignee).

     19. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     20. FURTHER ACTIONS. Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

     21.  MISCELLANEOUS.

          (a) ENTIRE AGREEMENT. This Agreement embodies the entire agreement and understanding between the parties and supersedes all prior agreements and understandings relating to the subject matter hereof, provided that the parties may embody in one or more separate documents their agreement, if any, with respect to delegated duties and Oral Instructions.

          (b) CAPTIONS. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

          (c) GOVERNING LAW. This Agreement shall be governed by the laws of the State of New York, without regard to principles of conflicts of law.

          (d) PARTIAL INVALIDITY. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

          (e) SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

          (f) FACSIMILE SIGNATURES. The facsimile signature of any party to this Agreement shall constitute the valid and binding execution by such party.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

                              PNC BANK, N.A.


                              By:   /s/ Robert J. Pulsing
                                    -------------------------------


                              Title: Vice President
                                    -------------------------------


                              FOREIGN FUND, INC.


                              By:   /s/ Nathan Most
                                    -------------------------------


                              Title: President
                                    -------------------------------

                                    EXHIBIT A


     THIS EXHIBIT A, dated as of March 11, 1996, is Exhibit A to that certain Transfer Agency Services Agreement dated as of March 11, 1996 between PNC Bank, N.A. and Foreign Fund, Inc. This Exhibit A shall supersede all previous forms of Exhibit A.

                                  INDEX SERIES


                             Australia Index Series
                              Austria Index Series
                              Belgium Index Series
                               Canada Index Series
                               France Index Series
                              Germany Index Series
                             Hong Kong Index Series
                               Italy Index Series
                               Japan Index Series
                              Malaysia Index Series
                           Mexico (Free) Index Series
                            Netherlands Index Series
                          Singapore (Free) Index Series
                               Spain Index Series
                               Sweden Index Series
                            Switzerland Index Series
                           United Kingdom Index Series

                           AUTHORIZED PERSONS APPENDIX


NAME (TYPE)                                  SIGNATURE

Nathan Most                                  /s/ Nathan Most
------------------------------               --------------------------------
President


Stephen M. Wynne                             /s/ Stephen M. Wynne
------------------------------               --------------------------------
Treasurer


JoAnne M. Bennick                            /s/ JoAnne M. Bennick
------------------------------               --------------------------------
Asst. Treasurer


Stephen C. Beach                             /s/ Stephen C. Beach
------------------------------               --------------------------------
Asst. Treasurer


Gary M. Gardner                              /s/ Gary M. Gardner
------------------------------               --------------------------------
Asst. Secretary


Lisa M. King                                 /s/ Lisa M. King
------------------------------               --------------------------------
Asst. Secretary


Nick Doms                                    /s/ Nick Doms
------------------------------               --------------------------------



Betsy Connolly                               /s/ Betsy Connolly
------------------------------               --------------------------------


Mike Crinieri                                /s/ Mike Crinieri
------------------------------               --------------------------------


Dale Lampe                                   /s/ Dale Lampe
------------------------------               --------------------------------


John Pelletier                               /s/ John Pelletier
------------------------------               --------------------------------


Kimberley Sankey                             /s/ Kimberley Sankey
------------------------------               --------------------------------


Amy Schioldager                              /s/ Amy Schioldager
------------------------------               --------------------------------


Matt Shelton                                 /s/ Matt Shelton
------------------------------               --------------------------------


Ross Johnston                                /s/ Ross Johnston
------------------------------               --------------------------------


Kevin Maeda                                  /s/ Kevin Maeda
------------------------------               --------------------------------